EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Monroe Bancorp of our report dated January 23, 2004 on the consolidated financial statements of Monroe Bancorp as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which report is incorporated by reference in Monroe Bancorp's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to our firm appearing under the heading "Experts" in the Prospectus.



/s/ BKD, LLP
Indianapolis, Indiana
July 7, 2004